UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2017

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year

Declassification of the Board and Elimination of Cumulative Voting

On March 28, 2017, a special meeting of the shareholders of Simpson Manufacturing Co, Inc. (the “Company”) was held at the Company’s home office located at 5956 W. Las Positas Blvd., Pleasanton, California 94588 (the “Special Meeting”), for the shareholders to vote on the following proposals:

1.	to approve and adopt an amendment to the Company’s Certificate of Incorporation to declassify the Company’s Board of Directors (the “Board”) over a three-year period and provide that directors who are up for election be elected for one-year terms beginning at the Company’s 2017 annual meeting of the shareholders (the “2017 Annual Meeting”); and

2.	to approve and adopt an amendment to the Company’s Certificate of Incorporation to eliminate the ability to exercise cumulative voting in director elections.

The foregoing proposals were the only proposals to be acted upon at the Special Meeting. For information regarding such proposals, see the Company’s definitive proxy statement filed with the U.S. Securities Exchange Commission (the “SEC”) by the Company on February 23, 2017 with respect to the Special Meeting. As reported in Item 5.07 of this Current Report on Form 8-K, each of the foregoing proposals was adopted and approved by the shareholders at the Special Meeting.

Immediately after the Special Meeting, on March 28, 2017, the Company filed a Certificate of Amendment of the Company’s Certificate of Incorporation (implementing each of the foregoing proposals as adopted at the Special Meeting) with the Delaware Secretary of State (the “Certificate of Amendment”). A copy of such Certificate of Amendment, as filed with the Delaware Secretary of State, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Board previously approved and adopted an amendment to the Company’s Bylaws (the “Bylaws”), conditioned on the approval and adoption by the shareholders at the Special Meeting of each of the foregoing proposals to amend the Certificate of Incorporation, for the provisions of the Bylaws to be in conformity with the Company’s Certificate of Incorporation as amended by such proposals (the “Conforming Amendment”).

Proxy Access

In keeping with its commitment to provide proxy access to qualifying shareholders, in addition to the Conforming Amendment, the Board approved another amendment to the Bylaws, effective on March 28, 2017, to add a proxy access bylaw. The proxy access bylaw, as a new Article II, Section 9 of the Bylaws, provides a means for the Company’s shareholders to request shareholder-nominated director candidates to be included in the Company’s proxy materials, provided that the shareholders and their nominees satisfy the eligibility, procedural and other requirements specified in the proxy access bylaw, including the following:

●	The total number of shareholder nominees for election to the Board to be included in the Company’s proxy materials for an annual meeting of the shareholders shall not exceed the greater of (i) two, or (ii) 20% (rounded down) of the total number of directors of the Board then in office;

●	Only shareholders who have continuously held a number of shares representing at least 3% of the outstanding shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), for at least three years as of both the record date of the annual meeting for which the Company’s proxy materials are being sent and the date of their nomination notice to the Company may have the ability to request the Company to include their director nominations in such proxy materials; and

●	A group of no more than 20 shareholders may aggregate their shares to satisfy the above-described ownership threshold.

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Pursuant to the proxy access bylaw, the notice period for exercising proxy access rights has already passed for the 2017 Annual Meeting. The Company’s shareholders will therefore be able to exercise proxy access rights for the first time at the 2018 annual meeting of the shareholders.

The Board also approved contain conforming changes to Article II, Section 5 of the Bylaws to reflect the inclusion of the proxy access bylaw (such changes, together with the proxy access bylaw, the “Proxy Access Amendment”).

The Bylaws, as amended and restated by the Conforming Amendment and the Proxy Access Amendment (the “Amended & Restated Bylaws”), became effective immediately upon the filing of the Certificate of Amendment with the Delaware Secretary of State. The Amended & Restated Bylaws are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

The foregoing paragraphs are a summary of the terms of the amendments to the Certificate of Incorporation and the Amended & Restated Bylaws. Such summary does not purport to be complete and is qualified in its entirety by reference to the Company’s Certificate of Incorporation, as amended by the Certificate of Amendment, and the Amended & Restated Bylaws.

Item 5.07 Submission of Matters to a Vote of Security Holders

As reported in Item 5.03 of this Current Report on Form 8-K, on March 28, 2017, the Special Meeting was held for the shareholders to vote on the foregoing proposals to (1) declassify the Board over a three-year period, and (2) eliminate the ability to exercise cumulative voting in the election of directors.

At the close of business on February 28, 2017, the record date for purposes of determining the shareholders entitled to receive notice of and vote at the Special Meeting, 47,652,058 shares of Common Stock, were outstanding and entitled to vote. 42,933,269 shares of Common Stock were represented in person or by proxy at the Special Meeting and, therefore, a quorum was present. The number of shares voted for or against, as well as abstentions and broker non-votes, if applicable, with respect to each proposal presented at the Special Meeting is set forth below:

Proposal 1: To approve and adopt the amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
42,889,619	39,387	4,263	N/A

The proposal was approved, having received “for” votes from a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting.

Proposal 2: To approve and adopt the amendment to the Company’s Certificate of Incorporation to eliminate the ability to exercise cumulative voting in director elections.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
42,049,272	879,330	4,667	N/A

The proposal was approved, having received “for” votes from a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting.

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Item 8.01 Other Events

On March 28, 2017, the Company issued a press release announcing the results of the Special Meeting and the implementation of the amendments to the Certificate of Incorporation and the Amended & Restated Bylaws referenced in Item 5.03 hereto, and such press release is filed herewith as Exhibit 99.1.

Important Additional Information

The Company, its directors and certain of its executive officers and other employees will be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the 2017 Annual Meeting. The Company has filed a preliminary proxy statement and proxy card with the SEC, and intends to file a definitive proxy statement and proxy card with the SEC, in connection with any such solicitation of proxies from Company shareholders with respect to the 2017 Annual Meeting. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock units and options is included in the Company’s SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website www.simpsonmfg.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s preliminary proxy statement for the 2017 Annual Meeting (and any amendments or supplements thereto) and its 2016 Annual Report on Form 10-K for the year ended December 31, 2016. Information regarding the identity of participants, and their direct or indirect interests in the matters to be considered at the 2017 Annual Meeting, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials filed by the Company with the SEC. Shareholders will be able to obtain the Company’s preliminary and definitive proxy statements with respect to the 2017 Annual Meeting, any amendments or supplements to such proxy statements and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Company’s website at http://www.simpsonmfg.com, by writing to the Company at 5956 W. Las Positas Blvd., Pleasanton, CA 94588, or by calling the Company’s proxy solicitor D.F. King at (212) 269-5550.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation of Simpson Manufacturing Co., Inc., as filed with the Delaware Secretary of State.
3.2	Amended & Restated Bylaws of Simpson Manufacturing Co., Inc., as amended through March 28, 2017.
99.1	Press Release dated March 28, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE: March 28, 2017	By	/s/ BRIAN J. MAGSTADT
Brian J. Magstadt
Chief Financial Officer

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